IntelGenx Announces Issuance of US Patent for
Topical Oral Film Technology

Saint Laurent, Quebec, June 8, 2017 - IntelGenx Corp. (TSXV: IGX; OTCQX: IGXT) (“IntelGenx”), a leading oral drug delivery company primarily focused on the development and manufacturing of innovative pharmaceutical oral films based on its proprietary VersaFilmTM technology platform, today announced that the United States Patent and Trademark Office has issued US Patent 9,668,970, entitled “Film Dosage Form with Extended Release Mucoadhesive Particles”. The patent covers the design and manufacturing of topical oral films (“TOF”) for the local (topical) treatment of diseases of the oral mucosa using mucoadhesive particles. This proprietary technology is intended to provide sustained release of an active agent to a target area of the oral cavity and is useful for the topical treatment of oral diseases and conditions such as gingivitis, buccal ulcers, canker sores, Sjögren’s syndrome, oral mucositis and Behcet’s disease.

IntelGenx’ TOF has a unique mode of action. It facilitates the controlled release of an active agent to the buccal cavity and its transport through the oral mucosa, while avoiding the discomfort often associated with conventional long lasting mucoadhesive films or tablets. The controlled release of an active agent for local action in the buccal cavity is achieved by providing an oral film in which small sized mucoadhesive particles containing the active agent are dispersed in a disintegrating film matrix. Upon administration in the oral cavity, the film quickly disintegrates and releases the mucoadhesive particles which will bind to the oral mucosa. The active agent can be released from the mucoadhesive particles over a prolonged period of time as the mucoadhesive material slowly dissolves or erodes.

“This novel patented proprietary technology offers an easy to use and effective delivery system for the treatment of a variety of oral diseases” said Horst G. Zerbe, CEO of IntelGenx. “We are confident that IntelGenx’ expanding intellectual property estate, including this newly issued patent, will provide our products with long-term market exclusivity. This is particularly important as industry awareness and acceptance of our VersaFilmTM oral film technologies and manufacturing techniques continues to grow.”

The market opportunity for treatments of oral disease and conditions is large and growing. For example, available data indicate that the global market for Sjögren’s Syndrome and oral mucositis treatments will reach approximately USD$2 billion in 2017, growing at a compound annual rate of 7.2% through to 2024, while the prevalence of mouth ulcers is already very high, with approximately 15-30% of the global population currently affected.

With the issuance of this new patent, IntelGenx intends to seek potential commercialization partners for TOF products in the United States.

About IntelGenx:

Established in 2003, IntelGenx is a leading oral drug delivery company primarily focused on the development and manufacturing of innovative pharmaceutical oral films based on its proprietary VersaFilm™ technology platform.

IntelGenx' highly skilled team provides comprehensive pharmaceuticals services to pharmaceutical partners, including R&D, analytical method development, clinical monitoring, IP and regulatory services. IntelGenx' state-of-the-art manufacturing facility, established for the VersaFilm™ technology platform, supports lab-scale to pilot and commercial-scale production, offering full service capabilities to its clients. More information about the company can be found at www.intelgenx.com.

Forward-Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange), nor the OTCQX accepts responsibility for the adequacy or accuracy of this release.

Source: IntelGenx Technologies Corp.

For more information, please contact:

Stephen Kilmer
Investor Relations
(514) 331-7440 ext 232
stephen@intelgenx.com

Or

Andre Godin, CPA, CA
Executive Vice-President and CFO
IntelGenx Corp.
(514) 331-7440 ext 203
andre@intelgenx.com